FIRST AMENDMENT TO THE MORRISON FRESH COOKING, INC.
              EXECUTIVE SUPPLEMENTAL PENSION PLAN

      THIS FIRST AMENDMENT is made on this 31st day of December, 1996, by MORRISON FRESH COOKING, INC. (the "Primary Sponsor"), a corporation organized and existing under the laws of the State of Georgia.

                      W I T N E S S E T H:

      WHEREAS,  the Primary Sponsor maintains the Morrison  Fresh
Cooking, Inc. Executive Supplemental Pension Plan (the "Plan"), which was established by indenture dated March 7, 1996;

      WHEREAS, Ruby Tuesday, Inc. is the successor to Morrison Restaurants, Inc. which effected that certain plan of distribution involving the distribution to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (the "Distributions"); and

      WHEREAS, the Primary Sponsor desires to amend the Plan primarily to clarify how the distributions will affect Plan participation by certain former employees of Morrison Restaurants Inc. who did not continue in the employment of Morrison Fresh Cooking, Inc. immediately following the Distributions;

      NOW, THEREFORE, the Plan is hereby amended, effective immediately, as follows:

1.   By  adding  a  new  final clause to the final  paragraph  of
     Section 1.6, as follows:

     "; provided, however, Continuous Service shall not include any period of employment by a Former Morrison Employee with MRI or any of its affiliates completed on or prior to the effective date of the Distributions."

2.   By  adding  a  new  final clause to the  final  sentence  of
     Section 1.9, as follows:

     "; provided, however, with respect to any Former Morrison Employee, Annual Base Salary shall not include any amounts paid by MRI or any of its affiliates during a calendar year commencing prior to the effective date of the Distributions."

3.   By adding a new Section 1.6A, as follows:

           "1.6A `Distributions' means the distributions by MRI to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc.
     and Morrison Health Care, Inc."

4.   By adding a new Section 1.9A, as follows:

           "1.9A `Former Morrison Employee' means an employee of MRI at any time prior to the effective date of the Distributions who did not continue in the employ of Morrison Fresh Cooking, Inc. immediately after the Distributions, but who subsequently has been hired by Morrison Fresh Cooking, Inc."

5.    By  adding  a  new final clause to the  final  sentence  of
Section 2.1, as follows:

     "; provided, however, the salary and years of service of a Former Morrison Employee completed with MRI or any of its affiliates prior to the Spinoff Date shall be disregarded."

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

      IN  WITNESS  WHEREOF, the Primary Sponsor has  caused  this
First Amendment to be executed as of the day and year first above written.


                              MORRISON FRESH COOKING, INC.



                              By:  /s/ Ronnie L. Tatum
                                    Ronnie L. Tatum
                              Title:  Chief Executive Officer

ATTEST:



/s/ Mitchell S. Block
 Mitchell S. Block
Title:  Secretary

     [CORPORATE SEAL]